As filed with the Securities and Exchange Commission on January 5, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLIMCHER REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	31-1390518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

180 East Broad Street
Columbus, Ohio 43215
(614) 621-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim A. Rieck, Esq.
Senior Vice President, General Counsel and Secretary
Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio 43215
(614) 621-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:
David A. Zagore, Esq.
Squire, Sanders & Dempsey (US) LLP
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114-1304
(216) 479-8500

_________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-153257

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Shares of Beneficial Interest, par value $.01 per share	$21,817,998 (1)(2)	$2,534

(1)           Represents only the additional amount of securities being registered. Does not include the securities with a proposed maximum aggregate offering price of $400,000,000 previously registered by the registrant on Form S-3 (File No. 333-153257), as amended, which was declared effective by the Securities and Exchange Commission on January 29, 2009.  The proposed maximum offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. The maximum aggregate public offering price of the common shares of beneficial interest will not exceed $21,817,998.

(2)           In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the $400,000,000 aggregate amount of securities available for issuance under the registration statement on Form S-3(File No. 333-153257), as amended, are registered.

(3)           Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  Represents the registration fee only for the additional number of securities being registered.  The registrant previously registered securities pursuant to a registration statement on Form S-3 (File No. 333-153257), as amended, for which a fee of $15,720 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed by Glimcher Realty Trust  (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction IV(A) of Form S-3.  Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-3, as amended (File No. 333-153257), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on January 29, 2009 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $21,817,998 aggregate offering price of shares of the Company’s common shares of beneficial interest described in the prospectus constituting a part of the Initial Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.  Exhibits.

Exhibit No.

5.1	Opinion of Squire, Sanders & Dempsey (US) LLP regarding the validity of the common shares.

23.1	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).

23.2	Consent of BDO USA, LLP.

23.3	Consent of Squire, Sanders & Dempsey (US) LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 5, 2011.

GLIMCHER REALTY TRUST

By:	/s/ Michael P. Glimcher
Name: Michael P. Glimcher
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kim A. Rieck and Mark E. Yale, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Michael P. Glimcher	Chairman of the Board and Chief Executive Officer	January 5, 2011
Michael P. Glimcher	(Principal Executive Officer)

/s/ Mark E. Yale	Executive Vice President, Chief Financial Officer	January 5, 2011
Mark E. Yale	and Treasurer

*/s/ Herbert Glimcher	Chairman Emeritus of the Board of Trustees	January 5, 2011
Herbert Glimcher

*/s/ David M. Aronowitz	Trustee	January 5, 2011
David M. Aronowitz

*/s/ Richard F. Celeste	Trustee	January 5, 2011
Richard F. Celeste

*/s/ Wayne S. Doran	Trustee	January 5, 2011
Wayne S. Doran

*/s/ Howard Gross	Trustee	January 5, 2011
Howard Gross

*/s/ Timothy J. O’Brien	Trustee	January 5, 2011
Timothy J. O’Brien

*/s/ Niles C. Overly	Trustee	January 5, 2011
Niles C. Overly

*/s/ Alan R. Weiler	Trustee	January 5, 2011
Alan R. Weiler

*/s/ William S. Williams	Trustee	January 5, 2011
William S. Williams

*By:	/s/ Kim A. Rieck
Kim A. Rieck, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.

5.1	Opinion of Squire, Sanders & Dempsey (US) LLP regarding the validity of the common shares.

23.1	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).

23.2	Consent of BDO USA, LLP.

23.3	Consent of Squire, Sanders & Dempsey (US) LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).